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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                  -----------------


                                       FORM 8-K
                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: FEBRUARY 5, 1998

                    SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       DELAWARE
                    (STATE OR OTHER JURISDICTION OF INCORPORATION)

        0-12771                                          95-3630868
(COMMISSION FILE NUMBER)                     (I.R.S EMPLOYER IDENTIFICATION NO.)

                    10260 CAMPUS POINT DRIVE, SAN DIEGO, CA 92121
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

                                    (619) 546-6000
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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     ITEM 5:   OTHER EVENTS

     On January 29, 1998, Science Applications International Corporation (the "Registrant") issued $100,000,000 aggregate principal amount of its 6 3/4% Notes due 2008 (the "Notes").

     The net proceeds from the offering of the Notes was $99,156,000 (before payment by the Registrant of estimated expenses of the offering of $609,500). The Registrant expects to use the net proceeds from the offering of the Notes to repay certain short-term indebtedness, including obligations assumed in connection with the completed acquisition of Bell Communications Research, Inc., and for general corporate purposes. It is expected that approximately 11% of the net proceeds of the offering of the Notes will be used to replenish cash used to repay loans made to the Registrant by Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, and Citicorp USA, Inc. The indebtedness that has been repaid consisted primarily of amounts borrowed under the Registrant's revolving credit agreements and bore interest at a weighted average rate of approximately 6.2% as of December 31, 1997.

ITEM 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

     (c)  Exhibits


     Exhibit Number      Description of Exhibit
     --------------      ----------------------

     4.1 Global Note representing $100,000,000 aggregate principal amount of the Registrant's 6 3/4% Notes due 2008

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                                     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



(Registrant)                       SCIENCE APPLICATIONS
                                   INTERNATIONAL CORPORATION



Date: February 5, 1998             By:  /s/ Douglas E. Scott
                                      -------------------------------------
                                         Douglas E. Scott
                                         Senior Vice President
                                         and General Counsel